As filed with the Securities and Exchange Commission on October 1, 2021.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYBIN INC.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	2834	N/A
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number, if applicable)	(I.R.S. Employer Identification No., if applicable)

100 King Street West, Suite 5600

Toronto, Ontario, Canada M5X 1C9

(908) 764-8385

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3133

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Douglas Drysdale Cybin, Inc. 100 King Street West, Suite 5600 Toronto, Ontario, Canada M5X 1C9 (866) 292-4601	Richard Raymer Dorsey & Whitney LLP TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario Canada, M5J 2S1 (416) 367-7388

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check the appropriate box below):

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Shares
Warrants
Units
Debt Securities
Subscription Receipts
Total	US$98,750,000	US$98,750,000	$9,154.13

(1)

There are being registered under this registration statement such indeterminate number of Common Shares, Warrants, Units, Debt Securities and Subscription Receipts of the Registrant as shall have an aggregate initial offering price of up to CAD$125,000,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement. On September 29, 2021, the daily rate of exchange for one Canadian dollar as expressed in United States dollars, as reported by the Bank of Canada, was CAD$1.00 = US$0.79.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

New Issue	July 5, 2021

SHORT FORM BASE SHELF PROSPECTUS

CYBIN INC.

$125,000,000

Common Shares

Warrants

Units

Debt Securities

Subscription Receipts

This short form base shelf prospectus (“Prospectus”) relates to the offering for sale from time to time (each, an “Offering”) by Cybin Inc. (the “Corporation” or “Cybin”) during the 25-month period that this Prospectus, including any of amendments thereto, remains valid, of up to $125,000,000 in the aggregate of: (i) common shares (“Common Shares”) of the Corporation; (ii) warrants (“Warrants”) to purchase other Securities (as defined below) of the Corporation; (iii) units (“Units”) comprising of one or more of the other Securities, (iv) senior and subordinated unsecured debt securities (collectively, “Debt Securities”), including debt securities convertible or exchangeable into other securities of the Corporation, and (v) subscription receipts (“Subscription Receipts” and together with the Common Shares, Warrants, Units and Debt Securities, collectively referred to herein as the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms determined based on market conditions at the time of the sale and as set forth in an accompanying prospectus supplement (“Prospectus Supplement”).

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement containing the specific terms of any Securities will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of any Securities offered will be described in a Prospectus Supplement, including: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution) and any other specific terms; (ii) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise and any other specific terms; (iii) in the case of Units, the number of Units offered, the offering price, the designation, number and terms of the other Securities comprising the Units, and any other specific terms; (iv) in the case of Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinate, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions and any other specific terms; and (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other specific terms. A Prospectus Supplement relating to a particular Offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

The Securities may be sold through underwriters or dealers, directly by us pursuant to applicable statutory exemptions, or through designated agents from time to time. See “Plan of Distribution”. The Prospectus Supplement relating to a particular Offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Corporation in connection with the offering and sale of the Securities, and will set forth the terms of the Offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the Offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds to us and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. This Prospectus may qualify an “at-the-market distribution”, as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”). If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be “at-the-market distributions”, including sales made directly on the Neo Exchange Inc. (the “NEO”) or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See “Plan of Distribution”.

This Prospectus does not qualify the issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as the London Inter-Bank Offered Rate (LIBOR), Euro Inter-Bank Offered Rate (EURIBOR) or a United States federal funds rate.

No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

In connection with any Offering of the Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

The Common Shares are listed on the NEO under the trading symbol “CYBN”, and in the United States on the OTCQB under the trading symbol “CLXPF”. On July 2, 2021, the last trading day prior to the filing of this Prospectus, the closing prices of the Common Shares listed on the NEO and the OTCQB were $2.60 and US$2.12, respectively.

Unless specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Warrants, Units and Debt Securities may be sold and purchasers may not be able to resell the Subscription Receipts, Warrants, Units and Debt Securities purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Warrants, Units and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, Warrants, Units and Debt Securities and the extent of issuer regulation. See “Risk Factors”.

Prospective investors should be aware that the purchase of Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax advisor.

An investment in the Securities is subject to a number of risks, including those risks described in this Prospectus and documents incorporated by reference into this Prospectus. See “Risk Factors” in this Prospectus and in the Corporation’s Annual Information Form and Annual MD&A (each as defined herein) incorporated by reference herein.

No person is authorized by the Corporation to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

Each of Douglas Drysdale, Michael Palfreyman, Alex Nivorozhkin and Brett Green, officers of the Corporation, resides outside of Canada. They have each appointed Maxims CS Inc., Suite 1800, 181 Bay Street, Toronto, Ontario, M5J 2T9, as agent for service of process in Ontario. Prospective purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process, see “Risk Factors – Risks Related to an Offering – Enforcement of Civil Liabilities”.

In this Prospectus, references to the “Corporation”, “Cybin”, “we”, “us” and “our” refer to Cybin Inc. and/or, as applicable, one or more of its subsidiaries. The Corporation’s registered and head office is located at 100 King Street West, Suite 5600, Toronto, Ontario M5X 1C9.

The Corporation currently has two business segments: (a) Serenity Life Sciences Inc. (“Serenity Life”) and Cybin US Holdings Inc. (“Cybin U.S.”) that focus on the research, development and commercialization of psychedelic-inspired regulated medicines; and (b) Natures Journey Inc. (“Natures Journey”) that focuses on consumer mental wellness, including, but not limited to, non-psychedelic mushroom nutraceutical products. Like most life sciences and pharmaceutical companies, Serenity Life’s and Cybin U.S.’s (psychedelic) business is focused on research and development, see “Use of Proceeds”. Currently the Corporation plans to conduct research and development on synthesized API from pharmaceutical manufacturers in Jamaica. No product will be commercialized prior to applicable legal or regulatory approval.

The Canadian and United States federal governments regulate drugs through the Controlled Drugs and Substances Act (Canada) (the “CDSA”) and the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), respectively, which place controlled substances in a schedule. Under the CDSA, psilocybin is currently a Schedule III drug. Under the CSA, psilocybin is currently a Schedule I drug.

Unlike in Canada and the United States, psilocybin mushrooms are not an illegal drug under Jamaica’s Dangerous Drugs Act, 1948. The Corporation’s activity in relation to the sponsored research of psilocybin mushrooms, botanicals and other related fungi is limited to the jurisdiction of Jamaica. The Corporation’s future business activities in Jamaica involve the import of psychedelic and pharmaceutical based medicines (derived from mushrooms) for the purposes of research and development and clinical trials in Jamaica.

ii

In both Canada and the United States, the applicable federal government is responsible for regulating, among other things, the approval, import, sale and marketing of drugs, including any psychedelic substances, whether natural or novel. Health Canada, and the Food and Drug Administration (“FDA”) in the United States, have not approved psilocybin as a drug for any indication. It is illegal to possess such substances without a prescription. The Corporation does not directly engage in any activities that would trigger the need to comply with any federal laws related to psychedelic substances. See “Regulatory Overview – Research and Development”.

The Corporation does not deal with psychedelic substances except in jurisdictions where such activity is not illegal and then only within laboratory and clinical trial settings conducted within approved regulatory frameworks. The Corporation initially intends to sponsor and work with licensed third parties in Jamaica to conduct any clinical trials and research relating to psychedelics and currently does not handle controlled or restricted substances under the CDSA or CSA. If the Corporation were to conduct this work without reliance on third parties, it would need to obtain the required licenses, approvals and authorizations from Health Canada, the FDA or other applicable regulatory bodies. The Corporation does not have any direct or indirect involvement with illegal selling, production or distribution of any substances in jurisdictions in which it operates.

Natural health products (“NHPs”), prescription drugs, and non-prescription drugs are all classified and regulated under the federal Food and Drugs Act (Canada) (the “Canadian FDA”). Labelling, marketing and selling of any NHPs must comply with the Canadian FDA, including by ensuring that the Corporation’s products are not packaged or marketed in a manner that is misleading or deceptive to a consumer. In the United States, foods, drugs and dietary supplements are subject to extensive regulation. The Federal Food, Drug, and Cosmetic Act and the Dietary Supplement Health and Education Act of 1994 generally govern, among other things, the research, development, testing, manufacturing, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of foods, drugs and dietary supplements. See “Regulatory Overview – United States”.

The Corporation’s operations are conducted in strict compliance with local laws where such activities are permissible and do not require any specific legal or regulatory approvals.

Given the early stage of its prescription drug product development, the Corporation can make no assurance that its research and development program will result in regulatory approval or commercially viable products. To achieve profitable operations, the Corporation, alone or with others, must successfully develop, gain regulatory approval for, and market its future products. The Corporation currently has no products that have been approved by Health Canada, the Ministry of Health (Jamaica), the FDA, or any similar regulatory authority. To obtain regulatory approvals for its prescription drug product candidates being developed and to achieve commercial success, clinical trials must demonstrate that the prescription drug product candidate are safe for human use and that they demonstrate efficacy. See “Risk Factors” herein and “Risk Factors” in the Annual Information Form.

Certain statements throughout this Prospectus regarding psilocybin, psychedelic tryptamine, tryptamine derivatives or other psychedelic compounds, nutraceutical products or functional mushrooms have not been evaluated by Health Canada, the FDA or other similar regulatory authorities, nor has the efficacy of psilocybin, psychedelic tryptamine, tryptamine derivatives or other psychedelic compounds, nutraceutical products or functional mushrooms been confirmed by approved research. There is no assurance that psilocybin, psychedelic tryptamine, tryptamine derivatives or other psychedelic compounds, nutraceutical products or functional mushrooms can be used to diagnose, treat, cure or prevent any disease or condition and robust scientific research and clinical trials are needed. There are multiple risk factors regarding the ability to successfully commercially scale a chemically synthesized process to obtain psilocybin and other analogues, including, but not limited to, regulatory changes or other changes in law, and risks related to drug development. See “Risk Factors” herein and “Risk Factors” in the Annual Information Form.

The Corporation oversees and monitors compliance with applicable laws in each jurisdiction in which it operates. In addition to the Corporation’s senior executives and the employees responsible for overseeing compliance, the Corporation has local regulatory/compliance counsel engaged in every jurisdiction in which it operates. See “Compliance Program”. Additionally, the Corporation has received legal opinions or advice in each jurisdiction where it currently operates regarding (a) compliance with applicable regulatory frameworks and (b) potential exposure and implications arising from applicable laws in jurisdictions where the Corporation has operations or intends to operate.

For these reasons, the Corporation may be (a) subject to heightened scrutiny by regulators, stock exchanges, clearing agencies and other authorities, (b) susceptible to regulatory changes or other changes in law, and (c) subject to risks related to drug development, among other things. There are a number of risks associated with the business of the Corporation. See “Risk Factors” herein and “Risk Factors” in the Annual Information Form.

An investment in the Securities is highly speculative and involves a high degree of risk that should be considered by potential purchasers. An investment in the Securities is suitable only for those purchasers who are willing to risk a loss of some or all of their investment and who can afford to lose some or all of their investment. A prospective purchaser should therefore review this Prospectus and the documents incorporated by reference herein in their entirety, including the Annual Information Form, and carefully consider the risk factors described under the section “Risk Factors” in this Prospectus, prior to investing in the Securities. See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors”.

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GENERAL MATTERS

Investors should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide investors with different information. Information contained on the Corporation’s website shall not be deemed to be a part of this Prospectus or incorporated by reference herein or in any applicable Prospectus Supplement and may not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities qualified for distribution under this Prospectus. The Corporation is not making an offer of these Securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus or the date of the relevant document incorporated by reference. The Corporation’s business, operating results, financial condition and prospects may have changed since that date.

The information contained on www.cybin.com is not intended to be included in or incorporated by reference herein, and prospective purchasers should not rely on such information when deciding whether or not to invest in any Securities.

In this Prospectus, unless stated otherwise or the context requires otherwise, all dollar amounts are expressed in Canadian dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this Prospectus, and in certain documents incorporated by reference in this Prospectus, constitute “forward-looking information” and “forward-looking statements”. All statements other than statements of historical fact contained in this Prospectus and in documents incorporated by reference in this Prospectus, including, without limitation, those regarding the Corporation’s future financial position and results of operations, strategy, plans, objectives, goals and targets, future developments in the markets where the Corporation participates or is seeking to participate, and any statements preceded by, followed by or that include the words “believe”, “expect”, “aim”, “intend”, “plan”, “continue”, “will”, “may”, “would”, “anticipate”, “estimate”, “forecast”, “predict”, “project”, “seek”, “should”, “objective”, “assumes” or similar expressions or the negative thereof, are forward-looking statements.

These statements are not historical facts but instead represent only the Corporation’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve assumptions, risks and uncertainties that are difficult to predict. Therefore, actual results may differ materially from what is expressed, implied or forecasted in such forward-looking statements. Additional factors that could cause actual results, performance or achievements to differ materially include, but are not limited to, those discussed under “Risk Factors” in the Annual Information Form and in this Prospectus and in other documents incorporated by reference in this Prospectus. Management provides forward-looking statements because it believes they provide useful information to readers when considering their investment objectives and cautions readers that the information may not be appropriate for other purposes. Consequently, all of the forward-looking statements made in this Prospectus and in documents incorporated by reference in this Prospectus are qualified by these cautionary statements and other cautionary statements or factors contained herein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Corporation. These forward-looking statements are made as of the date of this Prospectus and the Corporation assumes no obligation to update or revise them to reflect subsequent information, events or circumstances or otherwise, except as required by law.

The forward-looking statements in this Prospectus and in documents incorporated by reference in this Prospectus are based on numerous assumptions regarding the Corporation’s present and future business strategies and the environment in which the Corporation will operate in the future, including assumptions regarding business and operating strategies, and the Corporation’s ability to operate on a profitable basis.

Some of the risks which could affect future results and could cause results to differ materially from those expressed in the forward-looking statements contained herein include: novel coronavirus “COVID-19”; limited operating history; achieving publicly announced milestones; speculative nature of investment risk; early stage of the industry and product development; regulatory risks and uncertainties; Jamaican operations; emerging market risk; plans for growth; limited products; limited marketing and sales capabilities; no assurance of commercial success; no profits or significant revenues; reliance on third parties for clinical development activities; risks related to third party relationships; reliance on contract manufacturers; safety and efficacy of products; clinical testing and commercializing products; completion of clinical trials; commercial grade product manufacturing; nature of regulatory approvals; unfavourable publicity or consumer perception; social media; biotechnology and pharmaceutical market competition; reliance on key executives and scientists; employee misconduct; business expansion and growth; negative results of external clinical trials or studies; product liability; enforcing contracts; product recalls; distribution and supply chain interruption; difficulty to forecast; promoting the brand; product viability; success of quality control systems; reliance on key inputs; liability arising from fraudulent or illegal activity; operating risk and insurance coverage; costs of operating as public company; management of growth; conflicts of interest; foreign operations; cybersecurity and privacy risk; environmental regulation and risks; Risks Related to Intellectual Property: trademark protection; trade secrets; patent law reform; patent litigation and intellectual property; protection of intellectual property; third-party licences; Financial and Accounting Risks: substantial number of authorized but unissued common shares; dilution; negative cash flow from operating activities; additional capital requirements; lack of significant product revenue; estimates or judgments relating to critical accounting policies; Risks related to the Common Shares: market for the Common Shares; significant sales of Common Shares; volatile market price for the Common Shares; tax issues; no dividends; Risks related to an Offering and the Corporation: an investment in the Securities is speculative; completion of an Offering; receipt of all regulatory and stock exchange approvals in respect of an Offering; forward-looking statements may prove to be inaccurate; potential dilution; potential need for additional financing; negative operating cash flow and going concern; discretion over the use of proceeds; management of growth; the Common Shares are subject to market price volatility; no history of payment of cash dividends; limited operating history as a public company; and risks relating to research and development objectives and milestones.

Although the forward-looking statements contained in this Prospectus are based upon what management currently believes to be reasonable assumptions, the Corporation cannot assure prospective investors that actual results, performance or achievements will be consistent with these forward-looking statements. In particular, the Corporation has made assumptions regarding, among other things:

•	substantial fluctuation of losses from quarter to quarter and year to year due to numerous external risk factors, and anticipation that we will continue to incur significant losses in the future;

•	uncertainty as to the Corporation’s ability to raise additional funding to support operations;

•	the Corporation’s ability to access additional funding;

•	the fluctuation of foreign exchange rates;

•	the duration of COVID-19 and the extent of its economic and social impact;

•	the risks associated with the development of the Corporation’s product candidates which are at early stages of development;

•	reliance upon industry publications as the Corporation’s primary sources for third-party industry data and forecasts;

•	reliance on third parties to plan, conduct and monitor the Corporation’s preclinical studies and clinical trials;

•	reliance on third party contract manufacturers to deliver quality clinical and preclinical materials;

•	the Corporation’s product candidates may fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or may not otherwise produce positive results;

•	risks related to filing investigational new drug applications to commence clinical trials and to continue clinical trials if approved;

•	the risks of delays and inability to complete clinical trials due to difficulties enrolling patients;

•	competition from other biotechnology and pharmaceutical companies;

•	the Corporation’s reliance on the capabilities and experience of the Corporation’s key executives and scientists and the resulting loss of any of these individuals;

•	the Corporation’s ability to fully realize the benefits of acquisitions;

•	the Corporation’s ability to adequately protect the Corporation’s intellectual property and trade secrets;

•	the risk of patent-related or other litigation; and

•	the risk of unforeseen changes to the laws or regulations in the United States, Jamaica and Canada and other jurisdictions in which the Corporation operates.

Drug development involves long lead times, is very expensive and involves many variables of uncertainty. Anticipated timelines regarding drug development are based on reasonable assumptions informed by current knowledge and information available to the Corporation. Every patient treated on future studies can change those assumptions either positively (to indicate a faster timeline to new drug applications and other approvals) or negatively (to indicate a slower timeline to new drug applications and other approvals). This Prospectus and the documents incorporated by reference herein contain certain forward-looking statements regarding anticipated or possible drug development timelines. Such statements are informed by, among other things, regulatory guidelines for developing a drug with safety studies, proof of concept studies, and pivotal studies for new drug application submission and approval, and assumes the success of implementation and results of such studies on timelines indicated as possible by such guidelines, other industry examples, and the Corporation’s development efforts to date.

In addition to the factors set out above and those identified under the heading “Risk Factors” in the Annual Information Form and in this Prospectus, other factors not currently viewed as material could cause actual results to differ materially from those described in the forward-looking statements. Although the Corporation has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be anticipated, estimated or intended. Accordingly, readers should not place any undue reliance on forward-looking statements.

Many of these factors are beyond the Corporation’s ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect the Corporation. The Corporation may note additional factors elsewhere in this Prospectus and in any documents incorporated by reference into this Prospectus. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to the Corporation, or persons acting on the Corporation’s behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, the Corporation undertakes no obligation to update any forward-looking statement.

The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statement. Investors should read this entire Prospectus, including the Annual Information Form, the documents incorporated by reference herein, and each applicable Prospectus Supplement, and consult their own professional advisers to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

EXEMPTION

Pursuant to a decision of the Autorité des marchés financiers dated June 10, 2021, the Corporation was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Corporation offers Securities to Québec purchasers in connection with an Offering of Securities other than in relation to an “at-the-market distribution”.

TRADEMARKS AND SERVICE MARKS

This prospectus includes trademarks, trade names and service marks which are protected under applicable intellectual property laws for use in connection with the operation of our business, and which are the property of the Corporation. All other trade names, trademarks or service marks appearing in this prospectus that are not identified as marks owned by us are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may be listed without the ®, (TM) and (sm) symbols, however, we will assert, to the fullest extent under applicable law, our applicable rights in these trademarks, service marks and trade names.

MARKETING MATERIALS

Any template version of marketing materials (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements) that are utilized in connection with the distribution of Securities will be filed under the Corporation’s profile on www.sedar.com (SEDAR). In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

MARKET AND INDUSTRY DATA

Market and industry data contained and incorporated by reference in this Prospectus or any applicable Prospectus Supplement concerning economic and industry trends is based upon good faith estimates of our management or derived from information provided by industry sources. The Corporation believes that such market and industry data is accurate and that the sources from which it has been obtained are reliable. However, we cannot guarantee the accuracy of such information and we have not independently verified the assumptions upon which projections of future trends are based. While the Corporation is not aware of any misstatements regarding the industry data presented herein, the Corporation’s estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” in this Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of the Corporation at 100 King Street West, Suite 5600, Toronto, Ontario M5X 1C9, telephone (908) 764-8385, and are also available electronically on SEDAR.

The following documents of the Corporation filed with the securities commissions or similar authorities in Canada are incorporated by reference in this Prospectus:

1.	annual information form of the Corporation dated June 24, 2021 (the “Annual Information Form”) for the year ended March 31, 2021;

2.

the audited consolidated financial statements of the Corporation and the notes thereto as at and for the fiscal year ended March 31, 2021, together with the auditor’s report thereon (the “Annual Financial Statements”);

3.	management’s discussion and analysis of the Corporation for the year ended March 31, 2021 (the “Annual MD&A”);

4.	management information circular of the Corporation dated April 22, 2021 relating to a special meeting of shareholders of the Corporation held on May 21, 2021;

5.	management information circular of Clarmin Exploration Inc. (now the Corporation) date July 15, 2020 relating to an annual and special meeting of shareholders held August 13, 2020; and

6.	business acquisition report dated January 22, 2021 in respect of the Corporation’s acquisition of Adelia Therapeutics Inc. (the “Adelia Transaction”), see “Select Recent Developments”.

Any document of the type referred to in Section 11.1 of Form 44-101F1 – Short Form Prospectus Distributions filed by the Corporation with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not constitute a part of this Prospectus except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Upon filing of a new annual information form and related annual financial statements with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, including all amendments thereto, the previous annual financial statements and all interim financial statements (including any interim period management’s discussion and analysis related thereto), material change reports and management information circulars filed prior to the commencement of the fiscal year in which the new annual information form is filed, shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the Securities offered hereunder and thereunder.

THE CORPORATION

This summary does not contain all the information that may be important to you in deciding whether to invest in the Securities. You should read the entire Prospectus, including the section entitled “Risk Factors”, the applicable Prospectus Supplement, and the documents incorporated by reference herein, including the Annual Information Form, before making such decision.

Summary of the Business

The Corporation is a biotechnology company focused on advancing pharmaceutical therapies, delivery mechanisms, novel compounds and protocols as potential therapies for various psychiatric and neurological conditions. The Corporation is developing technologies and delivery systems aiming to improve the pharmacokinetics of its psychedelic molecules while retaining the therapeutics benefit. The new molecules and delivery systems are expected to be studied through clinical trials to confirm safety and efficacy.

The Corporation believes that there is presently a sizeable legal market for psychedelic pharmaceutical and nutraceutical products and, further, believes that there is a promising prospect for a strong, legal psychedelic pharmaceutical and nutraceutical industry to emerge globally. In particular, although the legal market for psychedelic pharmaceutical products is presently limited, globally, and in some jurisdictions it is still in its early stages, the Corporation believes that , in time, owing to generally increased acceptance and regulation of psychedelic-based treatments, this will give way to the emergence of numerous and sizable opportunities for market participants, including the Corporation.

Psychedelics are progressively emerging as potential alternative candidates for conventional therapies for individuals suffering from elusive maladies like post-traumatic stress disorder (“PTSD”), addiction, anxiety, and depression.1 For example, in August of 2020, as a result of the efforts of TheraPsil, a non-profit coalition that advocates for a legal, Special Access Programme access to psilocybin therapy for palliative care of Canadians, four Canadians with incurable cancer were approved by the Canadian federal Minister of Health, to use psilocybin therapy in the treatment of their end-of-life distress.2

As of the date of this Prospectus, certain synthetic psychoactive tryptamines and phenthylamines are being researched as candidates for the treatment of several psychiatric conditions, such as PTSD and depression.3 In 2018 and 2019, for example, the FDA granted breakthrough therapy designation for psilocybin for use as a candidate in the treatment of Major Depressive Disorder (“MDD”).4 At present, treatments for such conditions are limited in effectiveness, with some traditional treatment methods posing a heightened risk of complications. By contrast, the Corporation expects that psychoactive compounds, such as psilocybin, may in time also emerge as a safer and healthier medical treatment alternative for various ailments.

[1]	https://www.baystreet.ca/stockstowatch/7145/Magic-Mushroom-Market-Set-to-Grow-10-Feet-Tall.
[2]	https://www.forbes.com/sites/davidcarpenter/2020/08/08/four-terminally-ill-canadians-gain-legal-right-to-use-magic-mushrooms-for-end-of-life-distress/#3194f50a2bdf.
[3]	https://www.healtheuropa.eu/worlds-first-magic-mushroom-nasal-spray-for-ptsd-and-depression/95434/.
[4]	https://www.biopharmaglobal.com/2019/11/26/usona-institute-receives-fda-breakthrough-therapy-designation-for-psilocybin-for-the-treatment-of-major-depressive-disorder/.

The Corporation’s target market is focused on psychedelic pharmaceutical and non-psychedelic products. The Corporation views its synthetic psychedelic substances as boosters for the brain that can potentially rebuild pathways and break negative patterns all while looking at non-psychedelic medical extracts as the next wave of nutraceuticals that can potentially optimize overall health.5

The Corporation currently has two business segments: (a) Serenity Life and Cybin U.S. that focus on the research and development of psychedelic pharmaceutical products; and (b) Natures Journey that focuses on consumer mental wellness, including non-psychedelic nutraceutical products.

For additional information in respect of the Corporation and its operation, please see the Corporation’s Annual Information Form incorporated by reference into this Prospectus.

Inter-Corporate Relationships

As at the date of this Prospectus, the Corporation’s corporate structure includes the following material wholly-owned subsidiaries:

Note: (1) The Adelia Shareholders (defined below) hold certain non-voting securities of Cybin US, see “Select Recent Developments” below.

[5]

Certain statements regarding psilocybin, psychedelic tryptamine, tryptamine derivatives or other psychedelic compounds, nutraceutical products or functional mushrooms have not been evaluated by Health Canada, the FDA or other similar regulatory authorities, nor has the efficacy of psilocybin, psychedelic tryptamine, tryptamine derivatives or other psychedelic compounds, nutraceutical products or functional mushrooms been confirmed by approved research. There is no assurance that psilocybin, psychedelic tryptamine, tryptamine derivatives or other psychedelic compounds, nutraceutical products or functional mushrooms can be used to diagnose, treat, cure or prevent any disease or condition and robust scientific research and clinical trials are needed. There are multiple risk factors regarding the ability to successfully commercially scale a chemically synthesized process to obtain psilocybin and other analogues.

COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. Since the outbreak of COVID-19, the Corporation has focused its efforts on safeguarding the health and well-being of its employees, consultants and community members. To help slow the spread of COVID-19, the Corporation’s employees have been working remotely, where possible, and abiding by local and national guidance put in place in Canada, the United States, and Jamaica related to social distancing and restrictions on travel outside of the home. The Corporation has and will continue to abide by the protocols within Canada, the United States, and Jamaica regarding the performance of work activities. The duration and the immediate and eventual impact of the COVID-19 pandemic remains unknown. In particular, it is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Corporation. To date, a number of businesses have suspended or scaled back their operations and development as cases of COVID-19 have been confirmed, for precautionary purposes or as governments have declared a state of emergency or taken other actions. In the event that the operations or development of the Corporation are suspended or scaled back, or if the Corporation’s supply chains are disrupted, such events may have a material adverse effect on the Corporation. The breadth of the impact of the COVID-19 pandemic on investors, businesses, the global economy and financial and commodity markets may also have a material adverse effect on the Corporation.

For additional information see “Risk Factors – Risks Related to the Business of the Corporation – Novel Coronavirus COVID-19”.

Select Recent Developments

On December 4, 2020, the Corporation entered into a contribution agreement (the “Contribution Agreement”) with Cybin Corp., Cybin U.S. and all of the shareholders (the “Adelia Shareholders”) of Adelia Therapeutics Inc. (“Adelia”) whereby Cybin U.S. agreed to purchase from the Adelia Shareholders all of the issued and outstanding Adelia shares in exchange for the Class B Shares. The Adelia Transaction closed on December 14, 2020.

Pursuant to the Contribution Agreement and the support agreement entered into among Cybin U.S. and the Adelia Shareholders (the “Support Agreement”), the Adelia Shareholders received non-voting Class B common shares in the capital of Cybin U.S. (each a “Class B Share”), which are exchangeable for Common Shares, on a 10 Common Shares for 1 Class B Share basis, at the option of the holder thereof, subject to customary adjustments. The Class B Shares issued to the Adelia Shareholders on the closing of the Adelia Transaction are exchangeable for a total of 8,688,330 Common Shares. The aggregate value of the Class B Shares to be issued to the Adelia Shareholders on the closing of the Adelia Transaction was $10,773,529.50.

Under the Contribution Agreement, the Adelia Shareholders are also entitled to Class B Shares upon the occurrence of certain milestones as set out in the Contribution Agreement, which are also exchangeable for Common Shares on a 10 Common Shares for 1 Class B Share basis. The total value of the Class B Shares issuable pursuant to the milestones is up to $9,388,045.50 assuming all milestones are met prior to the applicable deadlines. In March, 2021, pursuant to the terms of the Contribution Agreement, an aggregate of 42,247.3 Class B Shares were issued to the Adelia Shareholders in satisfaction of $686,306.31 due to them upon meeting the certain relevant milestone.

No Class B Shares are exchangeable prior to the first anniversary of closing of the Adelia Transaction, and not more than: (i) 33 1/3% of the Class B Shares will be exchangeable prior to the second anniversary of the Adelia Transaction; (ii) 66 2/3% of the Class B Shares will be exchangeable prior to the third anniversary of the Adelia Transaction; and (iii) thereafter, 100% of the Class B Shares will be exchangeable. The Class B Shares issued to the Adelia Shareholders are exchangeable for a total of 511,631 Common Shares, resulting in an effective issue price of $1.99 per Common Share.

REGULATORY OVERVIEW

A summary of the applicable regulatory framework for the Corporation’s various business segments and proposed business activity are set forth below.

Business Segment	Current/Proposed Location of Operation	Summary of Applicable Regulatory Frameworks
Serenity Life & Cybin U.S.(1)	Canada, United Kingdom, United States & Jamaica

The Canadian and United States federal governments regulate drugs through the CDSA and the CSA, respectively, which place controlled substances in a schedule.(2)

Under the CDSA, psilocybin is currently a Schedule III drug.(3)

Under the CSA, psilocybin is currently a Schedule I drug.(4)

Misuse of Drugs Regulations 2001 and the Misuse of Drugs Regulations 2001

Natures Journey(5)	Canada and the United States	Food and Drugs Act (Canada) Dietary Supplement Health and Education Act of 1994 The Federal Food, Drug, and Cosmetic Act

Jamaica Research & Development	Jamaica

Psilocybin mushrooms are not an illegal drug under Jamaica’s Dangerous Drugs Act, 1948.(6)

The Corporation’s activity in relation to the sponsored research of psilocybin mushrooms, botanicals and other related fungi is limited to the jurisdiction of Jamaica.

Notes:

(1)	Business segment focuses on the research, development and commercialization of psychedelic-inspired regulation medicines.
(2)

In both Canada and the United States, the applicable federal government is responsible for regulating, among other things, the approval, import, sale and marketing of drugs, including any psychedelic substances, whether natural or novel. Health Canada and the FDA have not approved psilocybin as a drug for any indication. It is illegal to possess such substances without a prescription. The Corporation does not directly engage in any activities that would trigger the need to comply with any federal laws related to psychedelic substances. See “Regulatory Overview – Research and Development”.

(3)	For further information on the Canadian regulatory framework, see “Regulatory Overview – Canada – Psychedelics.”
(4)	For further information on the United States regulatory framework, see “Regulatory Overview – United States.”
(5)	Business segment focuses on consumer mental wellness, including non-psychedelic mushroom nutraceutical products.
(6)

Psilocybin mushrooms do not fall within the definition of a dangerous drug under the Dangerous Drugs Act, 1948 in Jamaica. For further information on the Jamaica regulatory framework, see “Regulatory Overview – Jamaica.”

Canada

Psychedelics

In Canada, oversight of healthcare is divided between the federal and provincial governments. The federal government is responsible for regulating, among other things, the approval, import, sale, and marketing of drugs such as psilocybin and other psychedelic substances, whether natural or novel. The provincial/territorial level of government has authority over the delivery of health care services, including regulating health facilities, administering health insurance plans such as the Ontario Health Insurance Plan, distributing prescription drugs within the province, and regulating health professionals such as doctors, psychologists, psychotherapists and nurse practitioners. Regulation is generally overseen by various colleges formed for that purpose, such as the College of Physicians and Surgeons of Ontario.

Certain psychoactive compounds, such as psilocybin, are considered controlled substances under Schedule III of the CDSA. In order to conduct any scientific research, including pre-clinical and clinical trials, using psychoactive compounds listed as controlled substances under the CDSA, an exemption under Section 56 of the CDSA (“Section 56 Exemption”) is required. This exemption allows the holder to possess and use the controlled substance without being subject to the restrictions set out in the CDSA. The Corporation has not applied for a Section 56 Exemption from Health Canada.

The possession, sale or distribution of controlled substances is prohibited unless specifically permitted by the government. A party may seek government approval for a Section 56 Exemption to allow for the possession, transport or production of a controlled substance for medical or scientific purposes. Products that contain a controlled substance such as psilocybin cannot be made, transported or sold without proper authorization from the government. A party can apply for a Dealer’s Licence under the Food and Drug Regulations (Part J). In order to qualify as a licensed dealer, a party must meet all regulatory requirements mandated by the regulations including having compliant facilities, compliant materials and staff that meet the qualifications under the regulations of a senior person in charge and a qualified person in charge. Assuming compliance with all relevant laws (Controlled Drugs and Substances Act, Food and Drugs Regulations) and subject to any restrictions placed on the licence by Health Canada, an entity with a Dealer’s Licence may produce, assemble, sell, provide, transport, send, deliver, import or export a restricted drug (as listed in Part J in the Food and Drugs Regulations – which includes psilocybin and psilocin) (see s. J.01.009 (1) of the Food and Drug Regulations).

The Corporation intends to sponsor and work with licensed third parties to conduct any clinical trials and research and does not handle controlled substances. If the Corporation were to conduct this work without the reliance on third parties, it would need to obtain additional licences and approvals described above.

Non-Psychedelics

NHPs, prescription drugs, and non-prescription drugs are all classified and regulated under the Canadian FDA.

The product safety, quality, manufacturing, packaging, labeling, storage, importation, advertising, distribution, sale and clinical trials of NHPs, drugs, cosmetics and foods are subject to regulation primarily under the Canadian FDA and associated regulations, including the Food and Drug Regulations, Cosmetic Regulations and the Natural Health Products Regulations, and related Health Canada guidance documents and policies (collectively, the “Canadian Regulations”). In addition, drugs and NHPs are regulated under the federal Controlled Drugs and Substances Act if the product is considered a “controlled substance” or a “precursor,” as defined in that statute or in related regulatory provisions.

Health Canada is primarily responsible for administering the Canadian Regulations.

Health Canada and the Canadian Regulations also set out requirements for establishment and site licences, market authorization for drugs and NHP licences. Each NHP must have a product licence or a Homeopathic

Medicine Number (“DIN-HM”) issued by Health Canada before it can be sold in Canada. Health Canada assigns a natural health product number (“NPN”) to each NHP once Health Canada issues the licence for that NHP. The Canadian Regulations require that all drugs and NHPs be manufactured, packaged, labeled, imported, distributed and stored under Canadian Good Manufacturing Practices (“GMP”) or the equivalent thereto, and that all premises used for manufacturing, packaging, labeling and importing drugs and NHPs have a site licence (NHPs) or establishment licence (drugs), which requires GMP compliance. The Canadian Regulations also set out requirements for labeling, packaging, clinical trials and adverse reaction reporting.

Health Canada and the Canadian Regulations, among other things, govern the manufacture, formulation, packaging, labeling, advertising and sale of NHPs and drugs, and regulate what may be represented on labels and in promotional materials regarding the claimed properties of products. The Canadian Regulations also require NHPs and drugs sold in Canada to affix a label showing specified information, such as the proper and common name of the medicinal and non- medicinal ingredients and their source, the name and address of the manufacturer/product licence holder, its lot number, adequate directions for use, a quantitative list of its medical ingredients and its expiration date. In addition, the Canadian Regulations require labeling to bear evidence of the marketing authorization as evidenced by the designation drug identification number, DIN-HM or NPN, followed by an eight-digit number assigned to the product and issued by Health Canada.

The Corporation’s expected nutraceutical products will be considered “food” and, as such, will be principally regulated under the Canadian FDA and the Canadian Regulations. The Corporation must ensure that the labelling, marketing and selling of any of its products comply with the Canadian FDA, including by ensuring that the Corporation’s products are not packaged or marketed in a manner that is misleading or deceptive to a consumer.

See “Description of the Business—Research and Development” in the Corporation’s Annual Information Form for additional information concerning the regulation applicable to the process required before prescription drug product candidates may be marketed in Canada.

United States

The FDA and other federal, state, local and foreign regulatory agencies impose substantial requirements upon the clinical development, approval, labeling, manufacture, marketing and distribution of drug products. These agencies regulate, among other things, research and development activities and the testing, approval, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, advertising and promotion of any prescription drug product candidates or commercial products. The regulatory approval process is generally lengthy and expensive, with no guarantee of a positive result. Moreover, failure to comply with applicable FDA or other requirements may result in civil or criminal penalties, recall or seizure of products, injunctive relief including partial or total suspension of production, or withdrawal of a product from the market. The Corporation intends to file an investigational new drug application (“IND”) with the FDA in the first half of 2021.6

Psilocybin, psilocin, dimethyltryptamine, and 5-Methoxy-N-N-dimethyltryptamine are strictly controlled under the CSA as Schedule I substances. Schedule I substances by definition have no currently accepted medical use in the United States, a lack of accepted safety for use under medical supervision, and a high potential for abuse. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. Anyone wishing to conduct research on

[6]

The Corporation has not yet held a pre-IND meeting with the FDA, in preparation for the filing of an IND application for the Sublingual Film. The Corporation has assumed that the FDA will grant such a Pre-IND meeting and that it will be able to complete the IND approval process; however, there is no guarantee that any such IND application will be accepted or granted by FDA. The Corporation has contracted with IntelgenX to develop a sublingual film formulation of psilocybin. IntelgenX has produced multiple formulation types but the final formulation has not been selected. Successful completion of formulation is necessary before clinical trials supplies can be provided to investigators.

substances listed in Schedule I under the CSA must register with the U.S. Drug Enforcement Administration (“DEA”), and obtain DEA approval of the research proposal.

See “Description of the Business – Research and Development” in the Corporation’s Annual Information Form for additional information concerning the regulation applicable to the process required before prescription drug product candidates may be marketed in the United States.

The FDA also regulates the formulation, manufacturing, preparation, packaging, labeling, holding, and distribution of foods, drugs and dietary supplements under the Federal Food, Drug and Cosmetic Act (“FFDCA”) and the Dietary Supplement Health and Education Act of 1994 (“DSHEA”). “Dietary supplements” are defined as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, constituents, extracts or combinations of such dietary ingredients. Generally, under DSHEA, dietary ingredients that were on the market prior to October 15, 1994 may be used in dietary supplements without notifying the FDA. New dietary ingredients (i.e., not marketed in the U.S. prior to October 15, 1994) must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without being “chemically altered.” A new dietary ingredient notification must provide the FDA with evidence of a “history of use or other evidence of safety” establishing that use of the dietary ingredient, when used under the conditions recommended or suggested in the labeling of the dietary supplement, “will reasonably be expected to be safe.” A new dietary ingredient notification must be submitted to the FDA at least 75 days before the initial marketing of the new dietary ingredient. There can be no assurance that the FDA will accept the evidence of safety for any new dietary ingredients that the Corporation may want to market, and the FDA’s refusal to accept such evidence could prevent the marketing of such dietary ingredients.

The DSHEA revised the provisions of the FFDCA concerning the composition and labeling of dietary supplement ingredients and products. Under the DSHEA, dietary supplement labeling must include the statement of identity (name of the dietary supplement), the net quantity of contents statement (amount of the dietary supplement), the nutrition labeling, the ingredient list, and the name and place of business of the manufacturer, packer, or distributor. The DSHEA also states that dietary supplements may display “statements of nutritional support,” provided certain requirements are met. Such statements must be submitted to the FDA within 30 days of first use in marketing and must be accompanied by a label disclosure that “This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.” Such statements may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. Any statement of nutritional support the Corporation makes in labeling must possess scientific evidence substantiating that the statement is truthful and not misleading. If the FDA were to determine that a particular statement of nutritional support was an unacceptable drug claim or an unauthorized version of a health claim about disease risk reduction for a food product, or if the FDA were to determine that a particular claim was not adequately supported by existing scientific data or was false or misleading, the Corporation would be prevented from using that claim. In addition, the FDA deems promotional and internet materials as labeling; therefore, the Corporation’s promotional and internet materials must comply with FDA requirements and could be the subject of regulatory action by the FDA, or by the Federal Trade Commission (the “FTC”) if that agency or other governmental authorities, reviewing the materials as advertising, considers the materials false and misleading.

U.S. laws also require recordkeeping and reporting to the FDA of all serious adverse events involving dietary supplements products. The Corporation will need to comply with such recordkeeping and reporting requirements, and implement procedures governing adverse event identification, investigation and reporting. As a result of reported adverse events, health and safety risks or violations of applicable laws and regulations, the Corporation may from time to time elect, or be required, to recall, withdraw or remove a product from a market, either temporarily or permanently.

The Corporation’s expected nutraceutical products will be considered “food” and must be labeled as such. Within the U.S., this category of products is subject to the federal Nutrition, Labeling and Education Act (“NLEA”), and regulations promulgated under the NLEA. The NLEA regulates health claims, ingredient labeling and nutrient content claims characterizing the level of a nutrient in the product. The ingredients in conventional foods must either be generally recognized as safe by experts for the purposes to which they are put in foods, or be approved as food additives under FDA regulations. If the Corporation’s expected nutraceutical products were regulated as foods, it would be required to comply with the Federal Food Safety & Modernization Act and applicable regulations. The Corporation would be required to provide foreign supplier certifications evidencing the Corporation’s compliance with FDA requirements.

The FDA has broad authority to enforce the provisions of the FFDCA applicable to foods, drugs, dietary supplements, and cosmetics, including powers to issue a public warning letter to a company, to publicize information about illegal or harmful products, to request a recall of products from the market, and to request the United States Department of Justice to initiate a seizure action, an injunction action, or a criminal prosecution in the U. S. courts. The Corporation could be subject to fines and penalties, including under administrative, civil and criminal laws for violating U.S. laws and regulations, and the Corporation’s expected nutraceutical products could be banned or subject to recall from the marketplace. The Corporation could also be subject to possible business and consumer claims under applicable statutory, product liability and common laws.

The FTC will exercise jurisdiction over the advertising of the Corporation’s expected nutraceutical products in the United States. The FTC has in the past instituted enforcement actions against several dietary supplement and food companies and against manufacturers of dietary supplement products, including for false and misleading advertising, label claims or product promotional claims. In addition, the FTC has increased its scrutiny of the use of testimonials, which the Corporation may utilize, as well as the role of endorsements and product clinical studies. The Corporation cannot be sure that the FTC, or comparable foreign agencies, will not question the Corporation’s advertising, product claims, promotional materials or other operations in the future. The FTC has broad authority to enforce its laws and regulations, including the ability to institute enforcement actions that could result in recall actions, consent decrees, injunctions, and civil and criminal penalties by the companies involved. Failure to comply with the FTC’s laws and regulations could impair the Corporation’s ability to market the Corporation’s expected nutraceutical products.

The Corporation will also be subject to regulation under various state and local laws, ordinances and regulations that include provisions governing, among other things, the registration, formulation, manufacturing, packaging, labeling, advertising, sale and distribution of foods and dietary supplements. In addition, in the future, the Corporation may become subject to additional laws or regulations administered by the FDA or by other federal, state, local or foreign governmental authorities, to the repeal of laws or regulations that the Corporation considers favorable, or to more stringent interpretations of current laws or regulations. In the future, the Corporation believes that the dietary supplement industry will likely face increased scrutiny from federal, state and local governmental authorities. It is difficult to predict the effect future laws, regulations, repeals or interpretations will have on the Corporation’s business. However, such changes could require the reformulation of products, recalls or discontinuance of products, additional administrative requirements, revised or additional labeling, increased scientific substantiation or other requirements. Any such changes could have a material adverse effect on the Corporation’s business or financial performance.

Jamaica

Psilocybin mushrooms do not fall within the definition of a dangerous drug under the Dangerous Drugs Act (the “DDA”) in Jamaica. The Corporation’s future business activities in Jamaica involve the import of psychedelic and pharmaceutical based medicines (derived from mushrooms) for the purposes of conducting research and development as well as testing on human subjects i.e., clinical trials in Jamaica. It is intended that the clinical trials will be conducted by the University of West Indies (“UWI”) and the Corporation will act as a sponsor (the “Clinical Trials”).

The process of conducting clinical trials in Jamaica is governed by the Ministry of Health, Jamaica Guidelines for the Conduct of Research on Human Subjects (the “Guidelines”). The Corporation and the UWI would be required to ensure that the clinical trials are being conducted in accordance with these Guidelines. The Guidelines provide that prior to conducting research on human subjects, all researchers (i.e., academics, scientists, students, and investigators) are required to prepare a research protocol/proposal.

Research protocols should be submitted to the Medical Officer of Health in the parish where the proposed research is to be conducted, for evaluation of the ethical and scientific merits. Where the site of the proposed research includes a hospital, the Senior Medical Officer of the facility should also receive a copy of the research protocol, and his/her approval to conduct the study should be obtained.

The regulation of the sale, manufacturing, importation and distribution of drugs in Jamaica is largely governed by the Food & Drugs Act, 1964 (the “Jamaica FDA”) and the Food and Drugs Regulations, 1975 (the “Regulations”). Section 4 of the Jamaica FDA prohibits the importation of any drug into Jamaica unless it conforms to the law of the country in which it was manufactured or produced and is accompanied by a certificate declaring that the drug does not contravene any known laws of that country and that its sale therein for consumption or use by or for man or animal, as the case may be, would not constitute a violation of the laws of that country.

Regulation 40 stipulates that, a person shall not sell, manufacture, import or distribute a drug unless that drug has been registered with the MOH. The Regulations further state that a permit must be obtained from the Ministry of Health Jamaica (“MOH”) for the sale, manufacturing, importation and distribution of drugs into Jamaica. Additionally, Regulation 65 states that a person shall not import, sell, advertise for sale, or manufacture a new drug in Jamaica unless that person has obtained a licence from the MOH.

Failure to comply with section 4 of the Jamaica FDA shall result in such person being guilty of an offence and liable to a fine not exceeding J$1,000,000 (approximately US$6,711) or to imprisonment with or without hard labour for a term not exceeding twelve months. Where a person committing an offence under the Jamaica FDA is a corporation, the chairman, president, the officers and every director thereof concerned in the management of such corporation, shall also be guilty of the same offence unless he/she proves that the act or omission constituting the offence took place without his/her knowledge or that he/she exercised all due diligence to prevent the commission thereof.

Regulation 87 provides that any person who fails to comply with the Regulations shall be guilty of an offence and shall be liable to a fine not exceeding J$2,000 (approximately US$13) or to imprisonment for a term not exceeding twelve months.

In the event that the Clinical Trials include the preparation and manufacture of precursor chemicals, then the Precursor Chemicals Act (the “PCA”) may be applicable to the Clinical Trials. As per section 6 of the PCA, any person who proposes to engage in any prescribed activity shall apply to the Pharmaceutical & Regulatory Affairs Department of the MOH for a licence to engage in such prescribed activity.

Section 23 under the PCA stipulates that any person who engages in any prescribed activity without obtaining the requisite licence shall be guilty of an offence and liable to a fine not exceeding J$3,000,000 (approximately US$20,134) or to imprisonment for a term not exceeding three years or to both such fine and imprisonment.

As of the date of this Prospectus, the Corporation’s sponsorship of the Clinical Trials has not commenced. The Corporation has submitted its application to the Institutional Review Board and Ethics Committee of the Ministry of Health Jamaica (“Jamaica IRB”) and is awaiting comments. Once such comments are settled, if any, the Corporation will begin its sponsorship of the Clinical Trials subject to applicable laws. The Corporation is unable to apply for an import licence for its sponsored Clinical Trial materials until it receives final Jamaica IRB approval. Once received, the Corporation will apply to obtain an import licence and any other required licences.

United Kingdom

In the UK, there are two main “layers” of regulation with which products containing controlled substances must comply. These are: (i) controlled drugs legislation, which applies to all products irrespective of the type of product, and (ii) the regulatory framework applicable to a specific category of products, in this case, pharmaceuticals and food/food supplements.

The main UK controlled drugs legislation is the Misuse of Drugs Act 1971 (“MDA”) and the Misuse of Drugs Regulations 2001 (“MDR”), each as amended. The MDA sets out the penalties for unlawful production, possession and supply of controlled drugs based on three classes of risk (A, B and C). The MDR sets out the permitted uses of controlled drugs based on which Schedule (1 to 5) they fall within.

In the United Kingdom, “Fungus (of any kind) which contains psilocin or an ester of psilocin” is controlled as a Class A drug under the MDA and Schedule 1 drug under the MDR. As psilocybin is a phosphate ester of psilocin, even if it were isolated from psilocin, it would still fulfil this definition.

In the United Kingdom, Class A drugs are deemed to be the most dangerous, and so carry the harshest punishments for unlawful manufacture, production, possession and supply. Schedule 1 drugs can only be lawfully manufactured, produced, possessed and supplied under a Home Office licence. Whilst exemptions do exist, none are applicable to the API.

Licensing Requirements

The Corporation obtains acceptable psychedelic agent psilocybin (“API”) from the pharmaceutical ingredient provider who is based in the United States. The API itself is expected to be manufactured and packaged in FDA-registered facilities in the United Kingdom. The API is expected to be sent directly to the Corporation’s partners for research and development purposes in the United States, Canada and Jamaica.

Although the facilities in the UK are currently FDA-registered, this would not be sufficient to ensure the existence of valid marketing activities at this site. As mentioned above, in order to produce, possess and supply the API, the UK-based facility must also hold a domestic licence issued by the Home Office covering the manufacture, production, possession and supply of a controlled substance, as well as an export licence for each API shipment. The export application must include details of the importer and any import licence required by the local authorities in the United States.

All premises that are licensed in connection with the possession, supply, manufacture and/or production of controlled drugs are required to adhere to detailed security standards.7

Typically, when controlled drugs are being transported between licensees, responsibility for their security remains with the owner and does not transfer to either the courier or the customer until the drugs arrive at their destination and are signed for. However, where a third party is involved in the transit and/or storage of controlled drugs, even if they are not the legal owners, this party also carries responsibility for their security by virtue of being ‘in possession’ of them. Under the Home Office guidance, each organisation involved in the movement of controlled drugs should have a standard operating procedure covering their responsibilities, record keeping, reconciliation and reporting of thefts/losses.8

[7]

Home Office guidance; Security guidance for all existing or prospective Home Office Controlled Drug Licensees and/or Precursor Chemical Licensees or Registrants; 2020; https://assets.publishing.service.gov.uk/government/uploads/system/uploads/attachment_data/file/ 857591/Security_Guidance_for_all_Businesses_and_Other_Organisations_v1.4_Jan_2020.pdf.

[8]

Home Office guidance; Guidelines for Standard Operating Procedures (SOPs); https://assets.publishing.service.gov.uk/government/uploads/system/uploads/attachment_data/file/480572/StandardOpProcedure.pdf.

Pharmaceutical Products

Products are regulated as “medicinal products” under UK legislation (the Human Medicines Regulations 2012) if (i) they are presented as a substance or combination of substances having properties for treating or preventing disease in human beings having a medicinal effect (e.g., in marketing claims) or (ii) have a medicinal effect (i.e., even if no claims are made about the product).

A product has a “medicinal effect” if it has a pharmacological, immunological or metabolic effect on the body that restores, corrects or modifies a physiological function. Whether this is the case for a specific product will depend on factors such as the concentration of the psilocybin/psilocin and the mode of action of any psilocybin/psilocin absorbed in the body.

If a product is a medicinal product, a marketing authorisation for the product is required before the product can be placed on the market in the UK. The process for obtaining a marketing authorisation involves submitting pre-clinical and clinical data as well as quality and manufacturing information in the form of a common technical document. In addition to a marketing authorisation for the product itself, companies carrying out activities involving medicinal products, such as manufacturing, distribution and wholesaling, need to meet defined standards (GMP) and/or Good Distribution Practice (GDP) and to hold a related licence from the UK Medicines and Healthcare products Regulatory Agency (“MHRA”).

As mentioned above, once the API has been made in the UK, it is expected to be sent directly to the Corporation’s partners for research and development purposes in the United States, Canada or Jamaica. How the API is subsequently processed will determine the licences that the UK-based facility must hold. In particular:

•

If the API is just one ‘ingredient’ of the investigational medicinal product (“IMP”) which is used in the clinical trial then the UK-based facility must register with the MHRA and provide the MHRA with 60 days’ notice of the intended start of manufacture/distribution, and comply with GMP and Good Distribution Practice for active substances.

•

Conversely, if the API will itself constitute the IMP, the manufacturer must hold a Manufacturer’s Authorisations for IMPs licence (“MIA(IMP)”). In this scenario, an MIA(IMP) would be required regardless of whether the IMP is for use in the UK, another EEA Member State or a third country (such as the United States, Canada or Jamaica).

Some products fall on the borderline between medicines and another category such as medical devices, cosmetics or food supplements. The regulatory status of the product will be determined by i) the actual effect of the product on the body and ii) any claims made about the effect of the product. Where a product is potentially both a medicinal product and another category of product, the legal position in the UK (and EU) is that it will be regulated as a medicinal product.

Food/Food Supplements

•	Functional foods and nutraceuticals must comply with general UK food laws.

•

Ordinarily, food and food ingredients do not need to be pre-authorised before they can be placed on the market. However, “novel foods”, which are foods that have not been consumed to a significant degree by humans in the UK or EU before 15 May 1997 do require pre-authorisation under the EU Novel Foods Regulation (EU) 2015/2283, which has been retained in UK law post-Brexit. Whilst psychedelic mushrooms may have been consumed in the past, the same cannot be said for isolated psilocybin or psilocin. For this reason, it is likely that any food item containing isolated psilocybin and/or psilocin that is not considered to be a medicinal product would fulfil the definition of a ‘novel food’.

•

To place a novel food on the market in the UK, it must be authorised in advance (either under an EU authorisation if granted pre-1 January 2021, or after this date under a Great Britain authorisation for

England, Scotland and Wales and under an EU authorisation for Northern Ireland). Under the updated EU Novel Foods Regulation, novel foods authorisations are now generic and not applicant-specific as they were under the previous novel foods legislation. As such, in principle, once authorised, anyone can place the authorised novel food on the UK market provided that it complies with the terms of the authorisation which include conditions of use, specifications and labelling requirements.

•

Since novel food applications are a material investment, companies are using two routes to try to protect their assets: drafting the application narrowly and as specific as possible to their own product, making it more challenging for other companies to produce an ingredient that meets the conditions of the authorisation; and if the application relies on newly developed scientific evidence which is designated by the applicant as proprietary in the application, and accepted as such in the application process, that proprietary evidence will be protected by a 5-year period of exclusivity for the applicant for that novel ingredient.

•

In broad terms, the information required in the application dossier includes: a description of the production process; the detailed composition of the novel food; scientific evidence demonstrating that the novel food does not pose a safety risk to human health; and the proposed conditions of intended use and labelling requirements. The responsibility to obtain a novel foods authorisation would be that of the person who intended to commercialise the product, and not the manufacturer of the psilocybin/psilocin itself.

In addition to novel foods legislation, the person who intends to commercialise the product in the UK would also have to comply with the full body of food legislation, which includes food labelling and food hygiene requirements.

Research and Development

The Corporation is focused on development of psychedelic medicines and other products, through research and development of novel chemical compounds and delivery mechanisms and study of such compounds in clinical environments around the world including, but not limited to research and studies to be conducted with the UWI and, its affiliate, the Caribbean Institute for Health Research. The Corporation anticipates growing its pipeline of psychedelic pharmaceutical products inspired medicines through its internal research, development, proprietary discovery programs, mergers and acquisitions, joint ventures and collaborative development agreements. For the time being, the Corporation maintains intellectual property generated by its R&D programs through patent filings and as trade secrets. The Corporation anticipates that as these programs mature more patent applications will be filed and more details about these programs will be disclosed at such time.

As a result of COVID-19, UWI has implemented certain facility procedures and is utilizing technology in an effort to mitigate the effects of the pandemic, specifically by moving patient interactions to remote status wherever possible. The Corporation cannot guarantee that the continued effects of COVID-19 will not impact patient recruiting for clinical trials and institutional processes at UWI or other institutions involved in pharmaceutical product development.

Psychedelics are a class of drug whose primary action is to trigger psychedelic experiences via serotonin receptor agonism, causing thought, visual and auditory changes, and altered state of consciousness. Major psychedelic drugs include mescaline, LSD, psilocybin, and dimethyl tryptamine (“DMT”). Psilocybin is a naturally occurring psychedelic prodrug compound produced by more than 200 species of mushrooms, collectively known as psilocybin mushrooms. The most potent are members of the genus Psilocybe, such as P. azurescens, P. semilanceata, and P. cyanescens, but psilocybin has also been isolated from about a dozen other genera. As a prodrug, psilocybin is quickly converted by the body to psilocin, which has mind-altering effects.

The pharmacokinetics, pharmacology and human metabolism of psilocybin are well known and well characterized. In conjunction with psychotherapy, psilocybin has been utilized broadly in phase II clinical trials.

Psilocybin found in certain species of mushrooms is a non-habit forming naturally occurring psychedelic compound. Once ingested, psilocybin is rapidly metabolized to psilocin, which then acts on serotonin receptors in the brain. The Corporation intends to research and sponsor clinical trials on the efficacy of chemically synthesized psilocybin as it relates to the following indications9:

•	mental health (depression, PTSD, anxiety and attention deficit hyperactivity disorder); and

•	addiction (alcohol, drugs and cigarettes).

In late 2019, management of Cybin Corp. commenced research and development on the delivery of synthetic psilocybin and other psychedelics through mechanisms such as sublingual film delivery. Cybin has filed a patent application for such delivery mechanism.

In partnership with UWI, the Corporation plans to conduct research and development of synthetic psilocybin. The Corporation’s activity in relation to the intended research of psilocybin mushrooms, botanicals and other related fungi is limited to the jurisdiction of Jamaica and the Corporation does not deal with psychedelic substances except within laboratory and clinical trial settings conducted within approved regulatory frameworks in order to identify and develop treatments for medical conditions and does not have any direct or indirect involvement with illegal selling, production or distribution of any substances in jurisdictions in which it operates. The Corporation’s Jamaica team is composed of business consultants, legal counsel and local post-doctoral research students. As of the date of this Prospectus, the Corporation’s sponsorship of the clinical trials has not commenced. The Corporation has submitted its application to the Jamaica IRB and has received conditional approval and is awaiting final approval. Once such comments are settled, if any, the Corporation will begin its sponsorship of the clinical trials subject to applicable laws. The Corporation is unable to apply for an import license for its sponsored clinical trial materials until it receives final Jamaica IRB approval, once received, the Corporation will apply to obtain an import license.

Research and development is led by the Corporation’s North American Chief Research and Development Officer, Dr. Michael G. Palfreyman. Dr. Palfreyman, who holds a PhD in Neuroscience and Neuropharmacology from the University of Nottingham, United Kingdom, is an accomplished pharmaceutical industry veteran responsible for more than 30 successful clinical programs.

The Corporation has also retained Stosic and Associates, a leading government relations firm, to work with high level pharmaceutical, institutional and government relations individuals to progress the acceptance of psychedelics in Canada for medical use.

The Corporation’s research and development must be conducted in strict compliance with the regulations of federal, state, local and regulatory agencies in Canada and the United States, and the equivalent regulatory agencies in the other jurisdictions in which the Corporation operates, including Jamaica. These regulatory authorities regulate, among other things, the research, manufacture, promotion and distribution of drugs in specific jurisdictions under applicable laws and regulations. It is important to note, that unlike in Canada and the United States, psilocybin mushrooms are not an illegal drug under Jamaica’s DDA. Accordingly, conducting

[9]

Certain statements regarding psilocybin, psychedelic tryptamine, tryptamine derivatives or other psychedelic compounds, nutraceutical products or functional mushrooms have not been evaluated by Health Canada, the FDA or other similar regulatory authorities, nor has the efficacy of psilocybin, psychedelic tryptamine, tryptamine derivatives or other psychedelic compounds, nutraceutical products or functional mushrooms been confirmed by approved research. There is no assurance that psilocybin, psychedelic tryptamine, tryptamine derivatives or other psychedelic compounds, nutraceutical products or functional mushrooms can be used to diagnose, treat, cure or prevent any disease or condition and robust scientific research and clinical trials are needed. There are multiple risk factors regarding the ability to successfully commercially scale a chemically synthesized process to obtain psilocybin and other analogues.

research on psilocybin mushrooms does not contravene the laws of Jamaica and does not require any permit or authorization from Jamaican regulatory authorities.

Canada

Psychedelics

The process required before a prescription drug product candidate may be marketed in Canada generally involves:

•

Chemical and Biological Research – Laboratory tests are carried out on tissue cultures and with a variety of small animals to determine the effects of the drug. If the results are promising, the manufacturer will proceed to the next step of development.

•

Pre-Clinical Development – Animals are given the drug in varying amounts over differing periods of time. If it can be shown that the drug causes no serious or unexpected harm at the doses required to have an effect, the manufacturer will proceed to clinical trials.

•

Clinical Trials – Phase I – The first administration in humans is to test if people can tolerate the drug. If this testing is to take place in Canada, the manufacturer must prepare a clinical trial application for the Therapeutic Products Directorate of Health Canada (the “TPD”). This includes the results of the first two steps and a proposal for testing in humans. If the information is sufficient, the Health Products and Food Branch of Health Canada (the “HPFB”) grants permission to start testing the drug, generally first on healthy volunteers.

•

Clinical Trials – Phase II – Phase II trials are carried out on people with the target condition, who are usually otherwise healthy, with no other medical condition. Trials carried out in Canada must be approved by the TPD. In phase II, the objective of the trials is to continue to gather information on the safety of the drug and begin to determine its effectiveness.

•

Clinical Trials – Phase III – If the results from phase II show promise, the manufacturer provides an updated clinical trial application to the TPD for phase III trials. The objectives of phase III include determining whether the drug can be shown to be effective, and have an acceptable side effect profile, in people who better represent the general population. Further information will also be obtained on how the drug should be used, the optimal dosage regimen and the possible side effects.

•

New Drug Submission – If the results from phase III continue to be favourable, the drug manufacturer can submit a new drug submission (“NDS”) to the TPD. A drug manufacturer can submit an NDS regardless of whether the clinical trials were carried out in Canada. The TPD reviews all the information gathered during the development of the drug and assesses the risks and benefits of the drug. If it is judged that, for a specific patient population and specific conditions of use, the benefits of the drug outweigh the known risks, the HPFB will approve the drug by issuing a notice of compliance.

United States

The process required before a prescription drug product candidate may be marketed in the United States generally involves:

•

completion of extensive non-clinical laboratory tests, animal studies and formulation studies, all performed in accordance with the FDA’s Good Laboratory, Good Clinical and/or Manufacturing Practice regulations;

•	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

•	approval by an institutional review board or independent ethics committee at each clinical trial site before each trial may be initiated;

•

for some products, performance of adequate and well-controlled human clinical trials in accordance with the FDA’s regulations, including Good Clinical Practices, to establish the safety and efficacy of the prescription drug product candidate for each proposed indication;

•	submission to the FDA of a New Drug Application (“NDA”); and

•	FDA review and approval of the NDA prior to any commercial marketing, sale or shipment of the drug.

The testing and approval process requires substantial time, effort and financial resources, and the Corporation cannot be certain that any approvals for its prescription drug product candidates will be granted on a timely basis, if at all.

Non-clinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as studies to evaluate toxicity in animals and other animal studies. The results of non-clinical tests, together with manufacturing information and analytical data, are submitted as part of an IND to the FDA. Some non-clinical testing may continue even after an IND is submitted. The IND also includes one or more protocols for the initial clinical trial or trials and an investigator’s brochure. An IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions relating to the proposed clinical trials as outlined in the IND and places the clinical trial on a clinical hold. In such cases, the IND sponsor and the FDA must resolve any outstanding concerns or questions before any clinical trials can begin. Clinical trial holds also may be imposed at any time before or during studies due to safety concerns or non-compliance with regulatory requirements.

An independent institutional review board (“IRB”), at each of the clinical centers proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences at that center. An IRB considers, among other things, whether the risks to individuals participating in the trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the consent form signed by the trial participants and must monitor the study until completed. The FDA, the IRB, or the sponsor may suspend or discontinue a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trials to public registries.

The FDA offers a number of regulatory mechanisms that provide expedited or accelerated approval procedures for selected drugs and indications which are designed to address unmet medical needs in the treatment of serious or life-threatening diseases or conditions. These include programs such as Breakthrough Therapy designations, Fast Track designations, Priority Review and Accelerated Approval, which the Corporation may need to rely upon in order to receive timely approval or to be competitive.

The Corporation may plan to seek orphan drug designation for certain indications qualified for such designation. The U.S., E.U. and other jurisdictions may grant orphan drug designation to drugs intended to treat a “rare disease or condition,” which, in the U.S., is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or 200,000 or more individuals in the United States and for which there is no reasonable expectation that the cost of developing and making a drug available in the United States for this type of disease or condition will be recovered from sales of the product. In the E.U., orphan drug designation can be granted if: the disease is life threatening or chronically debilitating and affects no more than 50 in 100,000 persons in the E.U.; without incentive it is unlikely that the drug would generate sufficient return to justify the necessary investment; and no satisfactory method of treatment for the condition exists or, if it does, the new drug will provide a significant benefit to those affected by the condition. Orphan drug designation must be requested before submitting an NDA. If a product that has an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to orphan exclusivity, meaning that the applicable regulatory authority may not approve any other applications to market the same drug for the same indication, except in very limited circumstances, for a period of seven years in the U.S. and 10 years in the E.U. Orphan drug designation does not prevent competitors from developing or marketing different drugs for the same indication or the same drug for different indications. After orphan drug designation is granted, the identity of the therapeutic agent and its potential orphan use are publicly disclosed. Orphan drug designation does not convey an advantage in, or shorten the duration of, the development, review and approval process. However, this designation provides an exemption from marketing and authorization (NDA) fees.

Drugs manufactured or distributed pursuant to FDA approvals are subject to continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, reporting of adverse experiences with the product, and complying with promotion and advertising requirements. The FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-market testing, including phase IV clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization. In addition, drug manufacturers and their subcontractors involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including current Good Manufacturing Practices, which impose certain procedural and documentation requirements. Failure to comply with statutory and regulatory requirements may subject a manufacturer to legal or regulatory action, such as warning letters, suspension of manufacturing, product seizures, injunctions, civil penalties or criminal prosecution. There is also a continuing, annual prescription drug product program user fee.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, requirements for post-market studies or clinical trials to assess new safety risks, or imposition of distribution or other restrictions under a risk evaluation and mitigation strategy.

Controlled Substances

The CSA and its implementing regulations establish a “closed system” of regulations for controlled substances. The CSA imposes registration, security, recordkeeping and reporting, storage, manufacturing, distribution, importation and other requirements under the oversight of the DEA. The DEA is responsible for regulating controlled substances, and requires those individuals or entities that manufacture, import, export, distribute, research, or dispense controlled substances to comply with the regulatory requirements in order to prevent the diversion of controlled substances to illicit channels of commerce.

Facilities that manufacture, distribute, import or export any controlled substance must register annually with the DEA. The DEA registration is specific to the particular location, activity(ies) and controlled substance schedule(s). For example, separate registrations are needed for import and manufacturing, and each registration will specify which schedules of controlled substances are authorized.

The DEA inspects all manufacturing facilities to review security, recordkeeping, reporting and handling prior to issuing a controlled substance registration. The specific security requirements vary by the type of business activity and the schedule and quantity of controlled substances handled. The most stringent requirements apply to manufacturers of Schedule I and Schedule II substances. Required security measures commonly include background checks on employees and physical control of controlled substances through storage in approved vaults, safes and cages, and through use of alarm systems and surveillance cameras. Once registered, manufacturing facilities must maintain records documenting the manufacture, receipt and distribution of all controlled substances. Manufacturers must submit periodic reports to the DEA of the distribution of Schedule I and II controlled substances, Schedule III narcotic substances, and other designated substances. Registrants must also report any controlled substance thefts or significant losses, and must obtain authorization to destroy or dispose of controlled substances. Imports of Schedule I and II controlled substances for commercial purposes are generally restricted to substances not already available from a domestic supplier or where there is not adequate competition among domestic suppliers. In addition to an importer or exporter registration, importers and exporters must obtain a permit for every import or export of a Schedule I and II substance or Schedule III, IV and V narcotic, and submit import or export declarations for Schedule III, IV and V non-narcotics.

For drugs manufactured in the United States, the DEA establishes annually an aggregate quota for the amount of substances within Schedules I and II that may be manufactured or produced in the United States based on the DEA’s estimate of the quantity needed to meet legitimate medical, scientific, research and industrial needs. The quotas apply equally to the manufacturing of the active pharmaceutical ingredient and production of dosage forms. The DEA may adjust aggregate production quotas a few times per year, and individual manufacturing or procurement quotas from time to time during the year, although the DEA has substantial discretion in whether or not to make such adjustments for individual companies.

Individual U.S. states also establish and maintain separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State authorities, including boards of pharmacy, regulate use of controlled substances in each state. Failure to maintain compliance with applicable requirements, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on the Corporation’s business, operations and financial condition. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

Patent Cooperation Treaty

The Patent Cooperation Treaty (the “PCT”) facilitates filing for patent recognition in multiple jurisdictions simultaneously using a single uniform patent application. 193 countries, including Canada and the United States have ratified the PCT.

Ultimately, patents are still granted in each country individually. As such, the PCT procedure consists of two phases: filing of an international application, and national evaluation under the patent laws in force in each country where a patent is sought.

Within 12 months of filing a provisional patent application at the United States Patent and Trademark Office, the Corporation may elect to file a regular utility patent application in the United States in tandem with filing a PCT application with the World Intellectual Property Office, in each case claiming priority to the provisional patent application. Within 30 months of the provisional filing date, deadlines begin for a PCT application to enter the national phase in desired jurisdictions globally, such as Canada (30 months) and Europe (31 months), in each case claiming priority to the provisional patent application.

While the Corporation is focused on programs using psychedelic-inspired compounds, the Corporation does not have any direct or indirect involvement with the illegal selling, production or distribution of any substances in the jurisdictions in which it operates. The Corporation is exploring drug development within approved laboratory clinical trial settings conducted within approved regulatory frameworks. Though highly speculative, should any prescription drug product be developed by the Corporation (which, if it does occur, would not be for several years), such drug product will not be commercialized prior to receipt of applicable regulatory approval, which will only be granted if clinical evidence of safety and efficacy for the intended use(s) is successfully developed. The Corporation may also employ non-prescription drugs, where appropriate.

COMPLIANCE PROGRAM

The Corporation oversees and monitors compliance with applicable laws in each jurisdiction in which it operates. In addition to the Corporation’s senior executives and the employees responsible for overseeing compliance, the Corporation has local counsel engaged in every jurisdiction in which it operates and has received legal opinions or advice in each of these jurisdictions regarding (a) compliance with applicable regulatory frameworks, and (b) potential exposure to, and implications arising from, applicable laws in jurisdictions in which the Corporation has operations or intends to operate.

The Corporation works with third parties who require regulatory licensing to handle scheduled drugs. The Corporation continuously updates its compliance and channel programs to maintain regulatory standards set for drug development. The Corporation also works with clinical research organizations who maintain batch records and data storage for the Corporation’s clinical programs.

Additionally, the Corporation has established a Medical & Clinical Advisory Team, a Research, Clinical and Regulatory Team and a Government Relations and Communications Team with cross-functional expertise in business, neuroscience, pharmaceuticals, mental health and psychedelics to advise management.

In conjunction with the Corporation’s human resources and operations departments, the Corporation oversees and implements training on the Corporation’s protocols. The Corporation will continue to work closely with external counsel and other compliance experts, and is evaluating the engagement of one or more independent third party providers to further develop, enhance and improve its compliance and risk management and mitigation processes and procedures in furtherance of continued compliance with the laws of the jurisdictions in which the Corporation operates.

The programs currently in place include monitoring by executives of the Corporation to ensure that operations conform to and comply with required laws, regulations and operating procedures. The Corporation is currently in compliance with the laws and regulations in all jurisdictions and the related licencing framework applicable to its business activities.

The Corporation and, to its knowledge, each of its third-party researchers, suppliers and manufacturers have not received any non-compliance, citations or notices of violation which may have an impact on the Corporation’s licences, business activities or operations.

The Corporation conducts due diligence on third-party researchers, medical professionals, clinics, cultivators, processors and others as applicable, with whom it engages. Such due diligence includes but is not limited to the review of necessary licenses and the regulatory framework enacted in the jurisdiction of operation. Further, the Corporation generally obtains, under its contractual arrangements, representations and warranties from such third parties pertaining to compliance with applicable licensing requirements and the regulatory framework enacted in the jurisdiction of operation.

CONSOLIDATED CAPITALIZATION

Since the date of the Annual Financial Statements, there has been no material change to the share and loan capital of the Corporation.

The applicable Prospectus Supplement will describe any material changes, and the effect of such material changes, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to each Prospectus Supplement.

USE OF PROCEEDS

The net proceeds from any Offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that Offering of Securities. Notwithstanding, the Corporation’s management has broad discretion in the application of proceeds of an Offering of Securities. On the basis of results obtained or for other sound business reasons, the Corporation may re-allocate funds as required. Accordingly, the Corporation’s actual use of proceeds may vary significantly from any proposed use of proceeds disclosed in any applicable Prospectus Supplement. See “Risk Factors – Risks Related to an Offering – Discretion over the Use of Proceeds”.

Sources and Uses of Capital

The Corporation had cash and cash equivalents on hand as at May 31, 2021 of approximately $58,409,485 including the remaining net proceeds from the Corporation’s bought deal short form prospectus offering for aggregate gross proceeds of $34,303,500 (the “February Offering”) that was completed on February 4, 2021. The Corporation’s current financial resources are sufficient to meet its short-term liquidity requirements and to fund its operations for at least the coming 12 months, exclusive of any additional proceeds to be raised through an Offering of Securities. The Corporation’s expectation is based on significant assumptions and is subject to significant risk, see “Cautionary Note Regarding Forward Looking Information” and “Risk Factors”. As at May 31, 2021, the Corporation anticipates that it will require approximately $39,417,732 to continue operations over the next 12 months, including funding for the Corporations business objectives and milestones.

Program(1)	Anticipated 12 Month Use of Funds(2)	Use of Proceeds Disclosure in February 2021 Prospectus(3)	Amounts Remaining to be Applied From Proceeds(4)
Psilocybin Program	$3,791,727	$3,837,600	$2,841,727
Deuterated Tryptamines Preclinical Programs	$5,662,888	$11,920,000	$10,862,888
Phenethylamine Preclinical Development Program	$2,375,141	$2,600,000	$2,375,141
Nutraceutical Products	$500,000	$500,000	$500,000
Technology	$4,187,704	$6,425,000	$6,187,764
Other, including General and Administrative	$22,900,272	$10,778,000	($69,709)

Total	$39,417,732	$36,060,600	$22,697,751

Notes:

(1)

Please see the Corporation’s Annual MD&A for a description of the Corporation’s Programs. All milestones are subject to receipt of all necessary approvals, including the academic and scientific organizations with which the Corporation is working.

(2)	Certain amounts have been converted from USD to CAD at an exchange rate of 1.2575:1.
(3)	Represent proceeds from private placements previously disclosed in the Listing Statement, as well proceeds disclosed in the February Offering prospectus.

For detailed information in respect of the Corporation’s business objectives and milestones, and the application of proceeds from prior offerings by the Corporation, prospective purchasers of Securities should carefully consider the information described in the interim and annual management’s discussion and analysis of the Corporation, and the documents incorporated by reference herein, including the applicable Prospectus Supplement.

The expected uses of capital represents the Corporation’s current intentions based upon its present plans and business condition, which could change in the future as its plans and business conditions evolve. The amounts and timing of the actual use of available capital will depend on multiple factors and there may be circumstances where, for sound business reasons, a reallocation of capital, or termination of a program objective, may be necessary in order for the Corporation to achieve its program objectives. The Corporation may also require additional funds in order to fulfill its expenditure requirements to meet existing and any new business objectives, and the Corporation expects to either issue additional securities or incur debt to do so. The material factors or assumptions used to develop the estimated amounts for the 12 months period disclosed above are included in the “Cautionary Note Regarding Forward-Looking Information” section above. The actual amount that the Corporation spends in connection with each of the identified uses and programs will depend on a number of factors, including those listed under “Risk Factors” in, or incorporated by reference in, this Prospectus.

Certain COVID-19 related risks could delay or slow the implementation of the certain of the Corporation’s planned programs resulting in additional costs for the Corporation. The extent to which COVID-19 may impact the Corporation’s business activities will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada, the United States, Jamaica, and other countries to contain and treat the disease. As these events are highly uncertain, the Corporation cannot determine their potential impact on operations at this time. The COVID-19 pandemic may negatively impact the Corporation’s business through disruption of supply and manufacturing, which would influence the amount and timing of planned expenditure. For example, prolonged disruptions in the supply of goods and services relied on by the Corporation to develop its products or restrictions resulting from government regulations that impact the Corporation’s ability to conduct its studies and clinic trials, may adversely impact the Corporation’s business. See “The Corporation – COVID-19 Pandemic” and “Risk Factors – Risks Related to the Business of the Corporation – Novel Coronavirus COVID-19”.

Negative Cash Flow From Operations

Since inception, the Corporation has financed its operations primarily from the issuance of equity and interest income on funds available for investment. To date, the Corporation has raised approximately $90,000,000 in gross proceeds through private placement and prospectus offerings. The Corporation has experienced operating losses and cash outflows from operations since incorporation and will require ongoing financing to continue its research and development activates. As the Corporation has not yet achieved profitability, there are uncertainties regarding its ability to continue as a going concern. The Corporation has not earned any revenue or reached successful commercialization of any products. The Corporation’s success is dependent upon the ability to finance its cash requirements to continue its activities. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Corporation as those previously obtained, or at all. To the extent that the Corporation has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Corporation will be required to raise additional funds through the issuance of additional equity securities, through loan financing, or other means, such as through partnerships with other companies and research and development reimbursements. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Corporation as those previously obtained. See “Risk Factors – Risks Related to an Offering – Negative Operating Cash Flow and Going Concern”.

DIVIDEND POLICY

The Corporation has never declared nor paid dividends on the Common Shares. Currently, the Corporation intends to retain its future earnings, if any, to fund the development and growth of its business, and the Corporation does not anticipate declaring or paying any dividends on the Common Shares in the near future, although the Corporation reserves the right to pay dividends if and when it is determined to be advisable by the board of directors of the Corporation. As a result, shareholders will have to rely on capital appreciation, if any, to earn a return on investment in the Common Shares in the foreseeable future. See “Risk Factors – Risks Related to an Offering – Speculative Nature of Investment Risk”.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The following is a brief summary of certain general terms and provisions of the Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such Offering of Securities, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement.

Common Shares

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares. As at July 2, 2021, the Corporation had 148,413,013 Common Shares and nil preferred shares issued and outstanding.

Each Common Share entitles the holder thereof to one vote at meetings of shareholders of the Corporation other than meetings of the holders of another class of shares. Each holder of Common Shares is also entitled to receive dividends if, as and when declared by the board of directors of the Corporation. Holders of Common Shares are entitled to participate in any distribution of the Corporation’s net assets upon liquidation, dissolution or winding-up on an equal basis per share. There are no pre-emptive, redemption, retraction, purchase or conversion rights attaching to the Common Shares.

Common Shares may be sold separately or together with certain other Securities under this Prospectus. Common Shares may also be issuable on conversion, exchange, exercise or maturity of certain other Securities qualified for issuance under this Prospectus.

Warrants

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Corporation with the relevant securities regulatory authorities in Canada after it has been entered into by the Corporation.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	certain material Canadian tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

Units

The Corporation may issue Units comprised of one or more of the other Securities described herein in any combination. Each Unit may be issued so that the holder of the Unit is also the holder of each Security included in the Unit; thus, the holder of a Unit may have the rights and obligations of a holder of each included Security. Any Unit agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	certain material Canadian tax consequences of owning the Securities comprising the Units; and

•	any other material terms and conditions of the Units.

Debt Securities

Debt Securities will be senior or subordinated unsecured indebtedness of the Corporation as described in the relevant Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Corporation, from time to time issued and outstanding, which is not subordinated.

If the Debt Securities are subordinated indebtedness, they will rank equally and rateably with all other subordinated Debt Securities from time to time issued and outstanding. In the event of the insolvency or winding-up of the Corporation, the subordinated Debt Securities will be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Corporation, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Any convertible or exchangeable Debt Securities will be convertible or exchangeable only for other securities of the Corporation.

In conformity with applicable laws of Canada, for all bonds and notes of companies that are publicly offered, the Debt Securities will be governed by a document called an “indenture”. There will be a separate indenture for the senior Debt Securities and the subordinated Debt Securities. An indenture is a contract between a financial institution, acting on your behalf as trustee of the Debt Securities offered, and us. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us. The aggregate principal amount of Debt Securities that may be issued under each indenture is unlimited. A copy of the form of each indenture to be entered into in connection with offerings of Debt Securities will be filed with the applicable securities regulatory authorities in Canada when it is entered into. A copy of any indenture or supplement thereto entered into by us will be filed with securities regulatory authorities and will be available on our profile on SEDAR.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a United States federal funds rate.

Selected provisions of the Debt Securities and the indenture(s) under which such Debt Securities will be issued are summarized below. This summary is not complete. The statements made in this Prospectus relating to any indenture and Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable indenture. The indentures will not limit the amount of Debt Securities that we may issue thereunder. We may issue Debt Securities from time to time under an indenture in one or more series by entering into supplemental indentures or by our board of directors or a duly authorized committee authorizing the issuance. The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

The Prospectus Supplement for a particular series of Debt Securities will disclose the specific terms of such Debt Securities, including the price or prices at which the Debt Securities to be offered will be issued. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. Those terms may include some or all of the following:

•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	the indenture under which such Debt Securities will be issued and the trustee(s) thereunder;

•

the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•	whether such Debt Securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•	the percentage of the principal amount at which such Debt Securities will be issued;

•	the date or dates on which such Debt Securities will mature;

•	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

•	the dates on which any such interest will be payable and the record dates for such payments;

•	any redemption term or terms under which such Debt Securities may be defeased;

•	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	the place or places where principal, premium and interest will be payable;

•	the designation and terms of any other Securities with which the Debt Securities will be offered, if any, and the principal amount of Debt Securities that will be offered with each Security;

•	the securities exchange(s) on which such series of Debt Securities will be listed, if any;

•	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the applicable indenture;

•	any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable;

•	governing law;

•	any limit upon the aggregate principal amount of the Debt Securities of such series that may be authenticated and delivered under the indenture;

•	if other than the Corporation or the trustee, the identity of each registrar and/or paying agent;

•	if Debt Securities are issued as a Unit with another Security, the date on and after which the Debt Securities and other Security will be separately transferable;

•	if Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Securities to be authenticated and delivered;

•

if Debt Securities are to be convertible or exchangeable into other securities of the Corporation, the terms and procedures for the conversion or exchange of the Debt Securities into other securities; and

•	any other specific terms of the Debt Securities of such series, including any events of default or covenants.

Subscription Receipts

Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under a subscription receipt agreement.

The applicable Prospectus Supplement will include details of any subscription receipt agreement covering the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Corporation with the relevant securities regulatory authorities in Canada after the Corporation has entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•	the designation, number and terms of other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material Canadian tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

PLAN OF DISTRIBUTION

General

The Corporation may from time to time during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains valid, offer for sale and sell up to an aggregate of $125,000,000 in Securities hereunder.

The Securities may be sold by us (i) directly pursuant to applicable statutory exemptions, (ii) to or through underwriters or dealers, or (iii) through designated agents. The Prospectus Supplement relating to a particular Offering of Securities will identify any underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the purchase price of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the net proceeds to us and any other material terms of the plan of distribution (including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102). Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with our Securities offered by that Prospectus Supplement.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the NEO or other existing trading markets for the Securities, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Sales of Securities under an “at-the-market distribution”, if any, will be made pursuant to an accompanying Prospectus Supplement. Sales of Securities under any “at-the-market” program will be made in transactions that are “at-the-market distributions” as defined in NI 44-102. The volume and timing of any “at-the-market distributions” will be determined at the Corporation’s sole discretion.

No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions.

Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation that they receive from the Corporation and any profit that they make on the resale of the Securities, may be deemed to be underwriting commissions.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under Canadian securities legislation, or to contribution with respect to payments, which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

In connection with any Offering of Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the offered Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Unless specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Warrants, Units and Debt Securities may be sold and purchasers may not be able to resell the Subscription Receipts, Warrants, Units and Debt Securities purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Warrants, Units and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, Warrants, Units and Debt Securities and the extent of issuer regulation. See “Risk Factors”.

Offerings in the United States

The Securities have not been, and will not be, registered under the U.S. Securities Act or any state securities laws and, subject to certain exceptions, may not be offered or sold or otherwise transferred or disposed of in the United States absent registration or pursuant to an applicable exemption from registration under the U.S. Securities Act and applicable state securities laws. In addition, until 40 days after the commencement of an Offering of Securities under any applicable Prospectus Supplement, an offer or sale of Securities within the United States by any dealer (whether or not participating in the Offering of Securities) may violate the registration requirements of the U.S. Securities Act if such offer is made otherwise than in reliance on an exemption from the registration requirements of the U.S. Securities Act.

RISK FACTORS

An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Corporation’s business and present stage of development. Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described below and under the heading “Risk Factors” in the Annual Information Form and under the heading “Risks and Uncertainties” in the Annual MD&A, and any other risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific Offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the Annual Information Form, in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Corporation. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation’s business, financial condition and results of operation. The Corporation cannot assure purchasers that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the Annual Information Form, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Risks Related to the Business of the Corporation

Novel Coronavirus “COVID-19”

The outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, including the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Corporation and its operating subsidiaries in future periods. However, depending on the length and severity of the pandemic, COVID-19 could impact the Corporation’s operations, could cause delays relating to approval from Health Canada, the FDA and equivalent organizations in other countries, could postpone research activities, and could impair the Corporation’s ability to raise funds depending on COVID-19s effect on capital markets.

The rapid development of the COVID-19 pandemic and the measures being taken by governments and private parties to respond to it are extremely fluid. While the Corporation has continuously sought to assess the potential impact of the pandemic on its operations, any assessment is subject to extreme uncertainty as to probability, severity and duration. The Corporation has attempted to assess the impact of the pandemic by identifying risks in the following principle areas:

•

Mandatory Closure. In response to the pandemic, many provinces, states and localities have implemented mandatory shut-downs of business to prevent the spread of COVID-19. In the locations where the Corporation operates or conducts research activity, these activities have been deemed an “essential service”, and thus not subject to the mandatory closures applicable to nonessential businesses. The Corporation’s ability to generate revenue and meet its milestones could be materially impacted by any shut down of operations or services.

•

Research and Development Disruptions. The Corporation relies on a third parties for its research and development activities. If these third parties are unable to continue operating due to mandatory closures or other effects of the pandemic, it may negatively impact the Corporation’s ability to meet its milestones and may significantly delay development. At this time, the Corporation has not experienced any significant disruptions.

•

Staffing Disruption. The Corporation is, for the time being, implementing among its staff where feasible “social distancing” measures recommended by local authorities. The Corporation has cancelled nonessential travel by employees, implemented remote meetings where possible, and permitted all staff who can work remotely to do so. For those whose duties require them to work on-site, measures have been implemented to reduce infection risk, such as reducing contact with patients, mandating additional cleaning and hand disinfection and providing masks and gloves to certain personnel. Nevertheless, despite such measures, the Corporation may find it difficult to ensure that its operations remain staffed due to employees falling ill with COVID-19, becoming subject to quarantine, or deciding not to come to come to work on their own volition to avoid infection.

The Corporation is actively addressing the risk to business continuity represented by each of the above factors through the implementation of a broad range of measures throughout its structure and is re-assessing its response to the COVID-19 pandemic on an ongoing basis. The above risks individually or collectively may have a material impact on the Corporation’s ability to generate revenue.

The Corporation has sufficient cash on hand raised via equity financings to fund its operations for the next 12-months and meet its working capital requirements. It is anticipated that the long-term goals of the Corporation will require additional capital contributions via debt or equity financings. In the event that the impact of COVID-19 worsens and negatively affects capital markets generally, there is a risk that the Corporation may not be able to secure funding for these long-term objectives. See “The Corporation – COVID-19 Pandemic”.

Regulatory Risks and Uncertainties

In Canada, certain psychedelic drugs, including psilocybin, are classified as Schedule III drugs under the CDSA and as such, medical and recreational use is illegal under Canadian federal laws. In the United States, certain psychedelic drugs, including psilocybin, are classified as Schedule I drugs under the CSA and the Controlled Substances Import and Export Act and as such, medical and recreational use is illegal under the U.S. federal laws. There is no guarantee that psychedelic drugs or psychedelic inspired drugs will ever be approved as medicines in any jurisdiction in which the Corporation operates. All activities involving such substances by or on behalf of the Corporation are conducted in accordance with applicable federal, provincial, state and local laws. Further, all facilities engaged with such substances by or on behalf of the Corporation do so under current licences and permits issued by appropriate federal, provincial and local governmental agencies. While the Corporation is focused on programs using psychedelic inspired compounds, the Corporation does not have any direct or indirect involvement with the illegal selling, production or distribution of any substances in the jurisdictions in which it operates and does not intend to have any such involvement. However, the laws and regulations generally applicable to the industry in which the Corporation is involved in may change in ways currently unforeseen. Any amendment to or replacement of existing laws or regulations, including the classification or re-classification of the substances the Corporation is developing or working with, which are matters beyond the Corporation’s control, may cause the Corporation’s business, financial condition, results of operations and prospects to be adversely affected or may cause the Corporation to incur significant costs in complying with such changes or it may be unable to comply therewith. A violation of any applicable laws and regulations of the jurisdictions in which the Corporation operates could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings initiated by either government entities in the jurisdictions in which the Corporation operates, or private citizens or criminal charges.

The loss of the necessary licences and permits for Schedule III drugs could have an adverse effect on the Corporation’s operations.

The psychedelic drug industry is a fairly new industry and the Corporation cannot predict the impact of the ever-evolving compliance regime in respect of this industry. Similarly, the Corporation cannot predict the time required to secure all appropriate regulatory approvals for future products, or the extent of testing and documentation that may, from time to time, be required by governmental authorities. The impact of compliance regimes, any delays in obtaining, or failure to obtain regulatory approvals may significantly delay or impact the development of markets, its business and products, and sales initiatives and could have a material adverse effect on the business, financial condition and operating results of the Corporation.

The success of the Corporation’s business is dependent on the reform of controlled substances laws pertaining to psilocybin. If controlled substances laws are not favourably reformed in Canada, the United States, and other global jurisdictions, including Jamaica, the commercial opportunity that the Corporation is pursuing may be highly limited.

The Corporation makes no medical, treatment or health benefit claims about the Corporation’s proposed products. The FDA, Health Canada or other similar regulatory authorities have not evaluated claims regarding psilocybin, DMT, psilocybin analogues, or other psychedelic compounds or nutraceutical products. The efficacy of such products have not been confirmed by approved research. There is no assurance that the use of psilocybin, DMT, psilocybin analogues, or other psychedelic compounds or nutraceuticals can diagnose, treat, cure or prevent any disease or condition. Vigorous scientific research and clinical trials are needed. The Corporation has not conducted clinical trials for the use of its proposed products. Any references to quality, consistency, efficacy and safety of potential products do not imply that the Corporation verified such in clinical trials or that the

Corporation will complete such trials. If the Corporation cannot obtain the approvals or research necessary to commercialize its business, it may have a material adverse effect on the Corporation’s performance and operations.

The FDA has broad authority to enforce the provisions of the FFDCA applicable to foods, drugs, dietary supplements, and cosmetics, including powers to issue a public warning letter to a company, to publicize information about illegal or harmful products, to request a recall of products from the market, and to request the United States Department of Justice to initiate a seizure action, an injunction action, or a criminal prosecution in the U. S. courts. The Corporation could be subject to fines and penalties, including under administrative, civil and criminal laws for violating U.S. laws and regulations, and the Corporation’s products could be banned or subject to recall from the marketplace. The Corporation could also be subject to possible business and consumer claims under applicable statutory, product liability and common laws.

Risks Related to an Offering

Speculative Nature of Investment Risk

An investment in the Securities carries a high degree of risk and should be considered as a speculative investment. The Corporation has no history of earnings, limited cash reserves, limited operating history, has not paid dividends, and is unlikely to pay dividends in the immediate or near future.

Negative Operating Cash Flow and Going Concern

The Corporation has negative cash flow from operating activities and has historically incurred net losses. There is no assurance that sufficient revenues will be generated in the near future. To the extent that the Corporation has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Corporation will be required to raise additional funds through the issuance of additional equity securities or through loan financing. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Corporation as those previously obtained, or at all. The Corporation’s ability to successfully raise additional capital and maintain liquidity may by impaired by factors outside of its control, such as a shift in consumer attitudes towards certain therapeutic methods or a downturn in the economy.

Any inclusion in the Corporation’s financial statements of a going concern opinion may negatively impact the Corporation’s ability to raise future financing and achieve future revenue. The threat of the Corporation’s ability to continue as a going concern will be removed only when, in the opinion of the Corporation’s auditor, the Corporation’s revenues have reached a level that is able to sustain its business operations. If the Corporation is unable to obtain additional financing from outside sources and eventually generate enough revenues, the Corporation may be forced to sell a portion or all of the Corporation’s assets, or curtail or discontinue the Corporation’s operations. If any of these events happen, you could lose all or part of your investment. The Corporation’s financial statements do not include any adjustments to the Corporation’s recorded assets or liabilities that might be necessary if the Corporation becomes unable to continue as a going concern. See “Risk Factors – Risks Related to an Offering – Potential Need for Additional Financing”.

Discretion over the Use of Proceeds

While detailed information regarding the use of proceeds from the sale of the Securities will be described in the applicable Prospectus Supplement, the Corporation will have broad discretion over the use of net proceeds from an offering by the Corporation of its Securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Corporation’s sole discretion.

Management will have discretion concerning the use of proceeds ascribed in the applicable Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus

Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Corporation’s results of operations may suffer. See “Use of Proceeds”.

Potential Need for Additional Financing

The continued development of the Corporation will require additional financing. The Corporation’s activities do have scope for flexibility in terms of the amount and timing of expenditures, and expenditures may be adjusted accordingly. However, further operations will require additional capital and will depend on the Corporation’s ability to obtain financing through debt, equity or other means. The Corporation’s ability to meet its obligations and maintain operations may be contingent upon successful completion of additional financing arrangements. There is no assurance that the Corporation will be successful in obtaining the required financing in the future or that such financing will be available on terms acceptable to the Corporation. In addition, any future financing may also be dilutive to existing shareholders of the Corporation. See “Risk Factors – Risks Related to an Offering – Negative Operating Cash Flow and Going Concern” and “– Potential Dilution”.

Volatile Market Price of Corporation’s Common Shares

The securities market in Canada has recently experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of the Corporation. The value of the Common Shares distributed hereunder will be affected by such volatility.

The volatility of the Common Shares may affect the ability of holders to sell the Common Shares at an advantageous price or at all. Market price fluctuations in the Common Shares may be adversely affected by a variety of factors relating to the Corporation’s business, including fluctuations in the Corporation’s operating and financial results, such results failing to meet the expectations of securities analysts or investors and downward revisions in securities analysis’ estimates in connection therewith, sales of additional Common Shares, governmental regulatory action, adverse change in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Corporation or its competitors, along with a variety of additional factors, including, without limitation, those set forth under the heading “Cautionary Note Regarding Forward-Looking Information”. In addition, the market price for securities on stock markets, including the Neo is subject to significant price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may materially adversely affect the market price of the Corporation.

Additionally, the value of the Common Shares is subject to market value fluctuations based upon factors that influence the Corporation’s operations, such as legislative or regulatory developments, competition, technological change and changes in interest rates or foreign exchange rates. There can be no assurance that the market price of the Common Shares will not experience significant fluctuations in the future, including fluctuations that are unrelated to the Corporation’s performance. As at the date of this Prospectus, only the Common Shares are listed on a securities exchange and may be purchased in the secondary market.

Potential Dilution

The Corporation’s articles of incorporation and by-laws allow it to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as established by the board of directors of the Corporation, in many cases, without the approval of the Corporation’s shareholders. The Corporation cannot predict the size of future issuances of Common Shares or other Securities or the effect that future issuances and sales of Common Shares or other Securities will have on the market price of our Securities. Issuances of a substantial number of additional Securities, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Common Shares. With any additional issuance of Common Shares, investors will suffer dilution to their voting power and the Corporation may experience dilution in its earnings per share. “Risk Factors – Risks Related to an Offering – Potential Need for Additional Financing”.

Market for Securities

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, such unlisted Securities may not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such unlisted Securities purchased under this Prospectus. This may affect the pricing of our Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for our Securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

Enforcement of Civil Liabilities

Certain of our subsidiaries and assets are located outside of Canada. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Corporation, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise. Consequently, investors may be effectively prevented from pursuing remedies against the Corporation under Canadian securities laws or otherwise.

The Corporation has subsidiaries incorporated in the United States. It may not be possible for shareholders to effect service of process outside of Canada against the directors and officers of the Corporation who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of such persons for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against persons not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law or other claims in original actions instituted in the United States. Courts in such jurisdiction may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Securities will be passed upon by Aird & Berlis LLP on behalf of the Corporation. As at the date of this Prospectus, the designated professionals of Aird & Berlis LLP, as a group, beneficially own, directly or indirectly, less than one percent of the securities of the Corporation.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Zeifmans LLP, Chartered Professional Accountants, are the auditors of the Corporation and have confirmed that they are independent of the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation. Neither Zeifmans LLP nor any designated professional thereof, had any registered or beneficial interest in any securities or other property of the Corporation at the time they prepared the relevant financial statements incorporated by reference in this Prospectus or at any time thereafter

The registrar and transfer agent of the Common Shares is Odyssey Trust Company at its principal office in Calgary, Alberta.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that, subject to the Business Corporations Act (Ontario), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, or another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual’s conduct was lawful.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description

4.1	The annual information form of the Registrant dated June 24, 2021 for the year ended March 31, 2021 (incorporated by reference from Exhibit 99.99 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on July 26, 2021)

4.2	The audited consolidated financial statements of the Registrant and the notes thereto as at and for the fiscal year ended March 31, 2021, together with the auditor’s report thereon (incorporated by reference from Exhibit 99.97 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on July 26, 2021)

4.3	Management’s discussion and analysis of the Registrant for the year ended March 31, 2021 (incorporated by reference from Exhibit 99.98 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on July 26, 2021)

4.4	The management information circular of the Registrant dated April 22, 2021 relating to a special meeting of shareholders of the Registrant held on May 21, 2021 (incorporated by reference from Exhibit 99.79 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on July 26, 2021)

4.5	The management information circular of Clarmin Exploration Inc. dated July 15, 2020 relating to an annual and special meeting of shareholders held August 13, 2020 (incorporated by reference from Exhibit 99.8 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on July 26, 2021)

4.6	The business acquisition report dated January 22, 2021 in respect of the Registrant’s acquisition of Adelia Therapeutics Inc.

4.7	The notice of annual and special meeting of shareholders and management information circular of the Registrant dated July 19, 2021

4.8	The material change report of the Registrant dated August 6, 2021 (incorporated by reference from Exhibit 99.1 of the Registrant’s Form 6-K, filed with the Commission on August 9, 2021)

4.9	The unaudited condensed interim consolidated financial statements of the Registrant for the three months ended June 30, 2021 (incorporated by reference from Exhibit 99.1 of the Registrant’s Form 6-K, filed with the Commission on August 16, 2021)

4.10	Management’s discussion and analysis of financial condition and operating performance of the Registrant for the three months ended June 30, 2021(incorporated by reference from Exhibit 99.2 of the Registrant’s Form 6-K, filed with the Commission on August 16, 2021)

5.1	Consent of Zeifmans LLP

6.1	Powers of Attorney (contained on the signature page hereto)

7.1	Form of Debt Indenture

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada on October 1, 2021.

CYBIN INC.

By:	/s/ Greg Cavers
Name: Greg Cavers
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Drysdale and Greg Cavers or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Douglas Drysdale Douglas Drysdale	Chief Executive Officer	October 1, 2021

/s/ Greg Cavers Greg Cavers	Chief Financial Officer	October 1, 2021

/s/ Eric So Eric So	Director and Chairman	October 1, 2021

/s/ Paul Glavine Paul Glavine	Director	October 1, 2021

/s/ Eric Hoskins Eric Hoskins	Director	October 1, 2021

/s/ Grant Froese Grant Froese	Director	October 1, 2021

/s/ Mark Lawson Mark Lawson	Director	October 1, 2021

/s/ Theresa Firestone Theresa Firestone	Director	October 1, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on October 1, 2021.

/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: Chief Executive Officer